Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated May 22, 2014 relating to the financial statements and financial highlights which appear in the March 31, 2014 Annual Reports to Shareholders of iShares U.S. Preferred Stock ETF, iShares Russell 2000 Growth ETF, iShares S&P 100 ETF, iShares Core S&P Mid-Cap ETF, iShares S&P MidCap 400 Growth ETF, iShares S&P MidCap 400 Value ETF, iShares S&P 500 Growth ETF, iShares S&P 500 Value ETF, iShares Core S&P Small-Cap ETF, iShares S&P Small-Cap 600 Growth ETF, iShares S&P SmallCap 600 Value ETF, iShares Core S&P Total U.S. Stock Market ETF, iShares Russell 3000 ETF, iShares Russell 2000 Value ETF, iShares Russell 1000 Value ETF, iShares Russell 1000 Growth ETF, iShares Russell 1000 ETF, iShares Russell Top 200 ETF, iShares Core S&P 500 ETF, iShares Nasdaq Biotechnology ETF, iShares Russell Midcap Value ETF, iShares Russell Midcap Growth ETF, iShares Russell Mid-Cap ETF, iShares Russell Micro-Cap ETF, iShares Core U.S. Value ETF (formerly iShares Russell 3000 Value ETF), iShares Core U.S. Growth ETF (formerly iShares Russell 3000 Growth ETF), iShares Russell 2000 ETF, iShares Top 200 Growth ETF, iShares Russell Top 200 Value ETF, iShares Emerging Markets Infrastructure ETF, iShares Global Clean Energy ETF, iShares Global Nuclear Energy ETF, iShares Global Timber & Forestry ETF, iShares India 50 ETF, iShares Europe ETF, iShares Global 100 ETF, iShares Latin America 40 ETF, iShares Global Consumer Discretionary ETF, iShares Global Consumer Staples ETF, iShares Global Industrials ETF, iShares Global Utilities ETF, iShares Global Energy ETF, iShares Global Financials ETF, iShares Global Healthcare ETF, iShares Global Telecommunications ETF, iShares Global Technology ETF, iShares Global Materials ETF, iShares Japan Large-Cap ETF, iShares Global Infrastructure ETF, iShares International Preferred Stock ETF, iShares International Developed Property ETF, iShares Asia 50 ETF, iShares 2014 AMT-Free Muni Term ETF, iShares iBonds Sep 2015 AMT-Free Muni Bond ETF (formerly iShares 2015 AMT-Free Muni Term ETF), iShares iBonds Sep 2016 AMT-Free Muni Bond ETF (formerly iShares 2016 AMT-Free Muni Term ETF), iShares iBonds Sep 2017 AMT-Free Muni Bond ETF (formerly iShares 2017 AMT-Free Muni Term ETF), iShares iBonds Sep 2018 AMT-Free Muni Bond ETF (formerly iShares 2018 AMT-Free Muni Term ETF), iShares iBonds Sep 2019 AMT-Free Muni Bond ETF (formerly iShares 2019 AMT-Free Muni Term ETF), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoppers, LLC

San Francisco, California

July 28, 2014